EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in QUALCOMM Incorporated’s Annual Report on Form 10-K for the year-ended September 30, 2007.
/s/ PricewaterhouseCoopers LLP
San Diego, California
January 24, 2008